UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

SYNEOS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36730	27-3403111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 Sync Street Morrisville, North Carolina	27560-5468
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SYNH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Share Repurchase Agreement

On June 1, 2021, Syneos Health, Inc. (the “Company”) entered into a Share Repurchase Agreement (the “Repurchase Agreement”) with certain selling stockholders named therein (the “Selling Stockholders”). Pursuant to the Repurchase Agreement, the Company agreed to repurchase 500,000 shares of the Company’s Class A common stock, $0.01 par value per share (the “Common Stock”) from the Selling Stockholders in a private transaction for an aggregate purchase price of approximately $40.6 million or $81.20 per share. The repurchase of the Common Stock is expected to close on June 7, 2021. The Company will fund this private repurchase transaction with cash on hand.

The description of the Repurchase Agreement contained herein is qualified in its entirety by reference to the Repurchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Underwriting Agreement

On June 2, 2021, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. (the “Underwriter”) and the Selling Stockholders. Pursuant to the Underwriting Agreement, the Selling Stockholders agreed to sell 10,851,676 shares of the Company’s Common Stock to the Underwriter at a price of $81.20 per share.

Following the closing of this offering and the share repurchase discussed above, Advent International Corporation and its affiliates and Thomas H. Lee Partners, L.P. and its affiliates will not own any shares of our Common Stock.

The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and also provides for customary indemnification by each of the Company, the Selling Stockholders, and the Underwriter against certain liabilities and customary contribution provisions in respect of those liabilities.

The sale of the Common Stock by the Selling Stockholders was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-228559), including a prospectus supplement dated June 2, 2021 to the prospectus contained therein dated November 27, 2018, filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended. The sale of the Common Stock is expected to close on June 7, 2021.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 2, 2021, by and among Syneos Health, Inc., the selling stockholders named therein and BofA Securities, Inc.

5.1	Opinion of Latham & Watkins LLP.

10.1	Share Repurchase Agreement, dated June 1, 2021, by and among Syneos Health, Inc. and certain selling stockholders named therein.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNEOS HEALTH, INC.

Date: June 4, 2021	By:	/s/ Jason Meggs
	Name:	Jason Meggs
	Title:	Chief Financial Officer (Principal Financial Officer)